Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Poseida Therapeutics, Inc. of our report dated March 11, 2021 relating to the financial statements, which appears in Poseida Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

August 13, 2021